1 EVEREST RE GROUP, LTD. 2020 STOCK PLAN PERFORMANCE STOCK UNIT AWARD AGREEMENT This Agreement is made as of the Grant Date (as defined in Paragraph 1 below), by and between Everest Group, Ltd. (the “Corporation”) and the Participant. WHEREAS the Corporation maintains the Everest Group, Ltd. 2020 Stock Incentive Plan (the “Plan”), which is incorporated into and forms part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive Covered Units (as defined below) as a Performance Stock Unit Award under the Plan; NOW, THEREFORE, IT IS AGREED, by and between the Corporation and the Participant, as follows: 1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this Paragraph 1: (a) The “Participant” is . (b) The “Grant Date” is [February 26, 2025]. (c) The number of “Covered Units” is . (d) “Book Value Per Share” shall mean the book value of a share of Stock as determined under GAAP during the period, or as otherwise certified by the Committee on the applicable Certification Date in determining Total Shareholder Return, during the applicable Performance Period. (e) “Detrimental Activity” shall mean engaging in either of the following: (i) participating in, carrying on, owning, or managing, directly or indirectly, either for himself or as a partner, stockholder, investor, officer, director, employee, agent, independent contractor, representative or consultant of any person, partnership, corporation or other enterprise, in any “Competitive Business” in any jurisdiction in which the Corporation or any of its affiliates actively conduct business, or (ii) attempting directly or indirectly to induce any employee of the Corporation or any of its Subsidiaries or affiliates to be employed or perform services elsewhere or attempting directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Corporation or any of its Subsidiaries or affiliates. For purposes of

2 this Agreement, “Competitive Business” means the property and casualty insurance or reinsurance business. Engaging in the following activities will not be deemed to be engaging or participating in a Competitive Business: (i) investment banking; (ii) passive ownership of less than 2% of any class of securities of a company; and (iii) engaging or participating solely in a noncompetitive business of an entity which also separately operates a business which is a “Competitive Business.” The determination of whether a Participant has engaged in Detrimental Activity shall be made in the sole discretion of the Committee and such determination shall be final and binding on all persons. (f) “Date of Termination” shall mean the termination of employment with the Corporation or Subsidiary or affiliate of the Corporation for any reason whatsoever, whether voluntary or involuntary, except that a transfer of a Participant from the Corporation to a Subsidiary or affiliate of the Corporation, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Corporation to another, and a leave of absence duly authorized in writing by the Corporation shall not be deemed a termination of employment. (g) A Participant shall be considered to have a “Disability” if the Participant is determined to be eligible for long-term disability benefits under the long-term disability plan in which the Participant participates and which is sponsored by the Corporation or a Subsidiary; or if the Participant does not participate in a long-term disability plan sponsored by the Corporation or a Subsidiary, then the Participant shall be considered to have a “Disability” if the Committee determines, under standards comparable to those of the Corporation’s long-term disability plan, that the Participant would be eligible for long-term disability benefits if he or she participated in such plan. (h) “Due Cause” means (a) repeated and gross negligence in fulfillment of, or repeated failure of Participant to fulfill, his or her material obligations as an employee of the Corporation (or a Subsidiary or affiliate of the Corporation), in either event after written notice thereof, (b) material willful misconduct by Participant in respect of his or her obligations as an employee of the Corporation (or a Subsidiary or affiliate of the Corporation) (c) conviction of any felony, or any crime of moral turpitude by a Participant, or (d) a material breach in trust committed in willful or reckless disregard of the interests of the Corporation, a Subsidiary of the Corporation, or affiliate of the Corporation, or undertaken for personal gain by a Participant. The determination of whether the Participant’s employment is terminated for Due Cause shall be

3 made in the sole discretion of the Committee and such determination shall be final and binding on all persons. (i) “Good Reason” has the meaning given to such term in the employment agreement [or similar individual services agreement] to which a Participant and the Corporation (or Subsidiary or affiliate of the Corporation) are a party; or, if there is no such agreement or no such term in any such agreement, “Good Reason” shall not apply to the Participant under this Agreement. (j) “Peer Companies” means:  American International Group, Inc (AIG)  American Financial Group (AFG)  Arch Capital Group Ltd. (ACGL)  Axis Capital Holdings Ltd. (AXS)  Chubb Limited (CB)  Cincinnati Financial Corp. (CINF)  CNA Financial Corp (CNA)  The Hanover Insurance Group, Inc. (THG)  The Hartford Financial Services Group, Inc. (HIG)  Markel Corp. (MKL)  Old Republic International (ORI)  Renaissance Re (RNR)  Travelers Companies (TRV)  W. R. Berkley Corp. (WRB) (k) “Qualifying Termination” means the occurrence of a Participant’s Date of Termination due to (i) Retirement, (ii) termination due to death or Disability, (iii) the Participant’s termination of employment for Good Reason, if applicable to the Participant, or (iv) the Corporation’s termination of the Participant’s employment for any reason other than for Due Cause. (l) “Relative TSR” means the achievement by the Corporation of Total Shareholder Return during the Performance Period for the Fourth Installment, as compared to Total Shareholder Return of the Peer Companies during the same Performance Period (or, for Peer Companies that have a fiscal year that is not a calendar year, as compared to Total Shareholder Return of the Peer Companies during three consecutive fiscal years with the first year of such three year period being the fiscal year of such Peer Company during which the Grant Date occurs). A Peer Company shall not be taken into account under the foregoing sentence unless it exists and is subject to Form 10-K reporting at the beginning of the

4 Performance Period and at the end of the Performance Period. The determination of such growth and its parameters is subject to rules established by the Committee within 90 days of the beginning of the Performance Period for the Fourth Installment. (m) The “Restricted Period” for the Covered Units shall begin on the Grant Date and end on the third anniversary of the Grant Date. (n) For purposes of this Agreement, “Retirement” means the occurrence of a Participant’s Date of Termination due to the voluntary termination of employment, with the consent of the Committee, by a Participant who meets the following requirements as of such Date of Termination: (i) (A) the Participant is age 55 or older, (B) the Participant has completed at least five (5) years of service as of the Date of Termination and (C) the sum of the Participant’s age and years of service as of the Date of Termination is at least 65; (ii) the Participant has provided at least ninety (90) days advance written notice of the Participant’s intent to terminate the Participant’s employment as of a specified date (the “Retirement Date”), and the Participant does not otherwise voluntarily terminate employment prior to the Retirement Date; and (iii) the Retirement Date and the Date of Grant do not fall in the same calendar year. For purposes of calculating eligibility for Retirement, years of service shall be determined in accordance with rules which may be established by the Committee, taking into account service with the Corporation or any Subsidiary or affiliate of the Corporation. The determination of whether the Participant’s Date of Termination constitutes a Retirement pursuant to the terms of this subparagraph 1(n) shall be made in the sole discretion of the Corporation and such determination shall be final and binding on all persons. For purposes of this Agreement, the Participant’s Date of Termination shall not be considered a Retirement even for a Participant who otherwise meets the requirement of this subparagraph 1(n) if the Participant’s employment is terminated for Due Cause (or, if prior to the distribution of any shares following a Retirement, the Committee determines that the Committee would have had grounds to terminate for Due Cause). (o) “Return on Equity” means operating income divided by average adjusted shareholders’ equity. For this purpose,

5 operating income equals net income (loss) attributable to the Corporation, subject to adjustment for catastrophe losses in excess of budgeted catastrophe losses at the Committee’s discretion for the applicable Performance Period, and excluding after-tax net realized capital gains (losses). Average adjusted shareholders’ equity equals the average of beginning of period and end of period shareholders’ equity, excluding the after- tax net unrealized appreciation (depreciation) on fixed income investments recorded in accumulated other comprehensive income. (p) “Settlement Date” means the date that the shares are delivered in settlement of the Covered Units in accordance with Paragraph 6. If the Participant’s Vesting Date has not occurred prior to the last day of the Restricted Period for any reason, the Settlement Date shall occur during the period that begins between the later to occur of the last day of the Restricted Period or the Certification Date with respect to the last Performance Period and ends on [March 15, 2028]. If a Participant’s Vesting Date occurs prior to the last day of the Restricted Period, then with respect to an Installment for which the Performance Period ended prior to the Participant’s Vesting Date, the Settlement Date shall occur on the sixty-day anniversary of the Vesting Date, and with respect to an Installment for which the Performance Period ends on or after the Participant’s Vesting Date (and with respect to which the Participant continues to be eligible to receive shares in accordance with Paragraph 5), the Settlement Date shall occur during the period between the Certification Date and March 15th of the calendar year following the year in which the applicable Performance Period ends. Notwithstanding anything to the contrary in this Agreement, if the Participant’s Date of Termination occurs for any reason other than Qualifying Termination prior to the last day of the Restricted Period, there shall be no Settlement Date and all Covered Units shall be immediately forfeited. (q) “Total Shareholder Return” shall mean the annual growth in Book Value Per Share, excluding unrealized gains (losses) on fixed maturity investments, plus dividends per share during the period, or as otherwise certified by the Committee on the applicable Certification Date during the applicable Performance Period. (r) “Certification Date” shall have the meaning set forth in Paragraph 4(d). (s) “Vesting Date” means the earlier to occur of a Qualifying Termination, a Vesting Change in Control, and the date that a Participant reaches age 65.

6 (t) Other capitalized terms used in this Agreement are as defined herein, or as defined in the Plan. 2. Award. The Participant is hereby granted the number of Covered Units set forth in Paragraph 1 as a “Performance Stock Unit Award.” Each “Covered Unit” represents the right to receive up to 2.00 shares of Stock upon settlement of the Award on the Settlement Date in accordance with Paragraph 6,plus Dividend Equivalent Rights (as defined below) for each share of Stock actually earned in respect of the Covered Units, subject in each case to the terms of this Agreement and the Plan. 3. Performance Period and Installments. The Covered Units are divided into four Installments. (a) The Performance Period for each Installment, and the portion of the total number of Covered Units for each such Installment, is set forth in the following schedule: Installment: First Day of Performance Period: Last Day of Performance Period: Portion of Covered Units Attributable to Installment: First Installment [January 1, 2025] [December 31, 2025] 16.67% of Covered Units Second Installment [January 1, 2026] [December 31, 2026] 16.67% of Covered Units Third Installment [January 1, 2027] December 31, 2027 16.67% of Covered Units Fourth Installment [January 1, 2025] [December 31, 2027] 50% of Covered Units (b) Notwithstanding the foregoing provisions of subparagraph (a), if a Change in Control occurs, the Performance Period for all Installments that has not ended prior to such Change in Control shall end on the last day of the year during which the Change in Control occurs. 4. Performance Percentage. The number of Covered Units that are earned with respect to each Installment shall equal the number of Covered Units attributable to such Installment multiplied by the applicable Performance Percentage for each Installment as defined below (but subject to Paragraph 7 in the event of a Change in Control). (a) First Installment. The Performance Percentage for the First Installment depends on the Return on Equity during the

7 Performance Period as detailed in the following table. If the Return on Equity for the Performance Period is between the percentages listed on the table below, the Performance Percentage shall be determined using straight line interpolation between the percentages listed on the table below. Performance Level Return on Equity Performance Percentage Maximum Greater than or equal to 18% 200% Target 15% 100% Threshold 9% 25% < Threshold < 9% 0% (b) Second and Third Installments. The applicable Performance Criteria for the Return on Equity that corresponds to the applicable Performance Percentage for the second and third installments shall be determined by the Committee no later than within the first ninety (90) days of the Performance Period for such Installments and such Performance Criteria shall be communicated to each Participant. (c) Fourth Installment. The Performance Percentage for the Fourth Installment depends on the Relative TSR during the Performance Period. If the percentile for the Relative TSR for the Performance Period is between the percentiles listed on the table below, the Performance Percentage shall be determined using straight line interpolation between the percentiles listed on the table below. Performance Level % Relative TSR Performance Percentage Maximum Greater than or equal to 75th percentile 200% Target Median 100% Threshold 25th percentile 25% < Threshold Less than 25th percentile 0% (d) For the avoidance of doubt, with respect to any Installment, the number of Covered Units shall be earned with respect to such Installment only upon the Committee’s certification that the Performance Criteria have been met and certification of the applicable Performance Percentage achieved with respect to such Installment for the applicable Performance Period (which date of certification with respect to any Installment is the “Certification Date” applicable to such Installment). Covered

8 Units that are not earned on the Certification Date for a Performance Period shall immediately be forfeited. 5. Termination of Employment. Except as otherwise provided in this Paragraph 5, if the Participant’s Date of Termination occurs for any reason prior to the last day of the Restricted Period, all Covered Units shall be immediately forfeited. Notwithstanding the foregoing: (a) If the Participant’s Date of Termination occurs prior to the last day of the Restricted Period due to a Qualifying Termination that is due to (i) Retirement or (ii) death or Disability, then (in the case of Retirement, subject to subparagraph 5(d) below) the Participant shall remain eligible to receive shares for any Installments of Covered Units (to the extent not previously forfeited or settled) on or after such Qualifying Termination, subject to the terms of this Agreement. (b) If a Participant’s Date of Termination occurs prior to the last day of the Restricted Period and prior to a Change in Control due to a Qualifying Termination that is due to (i) the Participant’s termination of employment for Good Reason, if applicable to the Participant, or (ii) the Corporation’s termination of the Participant’s employment for any reason other than for Due Cause, then the Participant shall be eligible to receive shares for any Installments of Covered Units (to the extent not previously forfeited or settled) only for Performance Periods ending prior to or on the Participant’s Date of Termination and subject to the Participant signing and not revoking a general release and waiver of all claims against the Corporation. Any Covered Units attributable to Installments for Performance Periods ending after the Participant’s Date of Termination shall be forfeited. (c) If a Participant’s Date of Termination occurs prior to the last day of the Restricted Period, but after a Change in Control that is not a Vesting Change in Control, due to a Qualifying Termination that is due to (i) the Participant’s termination of employment for Good Reason, if applicable to the Participant, or (ii) the Corporation’s termination of the Participant’s employment for any reason other than for Due Cause, then the Participant shall remain eligible to receive shares for any Installments of Covered Units (to the extent not previously forfeited or settled) on or after such Qualifying Termination, subject to the terms of this Agreement. (d) If a Participant remains eligible to receive shares for any

9 Installments of Covered Units (to the extent not previously forfeited or settled) on or after a Qualifying Termination by reason of Retirement in accordance with subparagraph 1(n) above (the “Retirement Units”), and if such Participant engages in any Detrimental Activity prior to the date that is the two-year anniversary of the Participant’s Retirement, then the Participant shall forfeit all rights that the Participant has to such Retirement Units and shall promptly return to the Corporation, without any consideration therefor, any shares actually received in respect of any such Retirement Units. If the Participant has sold, assigned, transferred, pledged or otherwise encumbered any such shares received in respect of Retirement Units, then the Participant shall promptly pay to the Corporation the Fair Market Value of such shares, determined as of the Settlement Date in respect of such Retirement Units. 6. Settlement Date. On the Settlement Date for each Installment, the Participant shall receive a number of shares of Stock in settlement of his or her Covered Units attributable to such Installment and a payment in cash for any associated Dividend Equivalent Rights (as determined pursuant to Paragraph 8 and subject to Paragraph 10). The number of shares of Stock that a Participant shall receive on the Settlement Date shall be determined, for each Installment, by multiplying (i) the number of Covered Units (which have not previously been forfeited or cancelled) attributable to such Installment by (ii) the Performance Percentage determined pursuant to Paragraph 4 above for such Installment (with such percentage converted to a number by dividing such percentage by 100) (rounded up to the nearest whole share). Shares of Stock received by a Participant pursuant to this Paragraph 6 shall be free of restrictions otherwise imposed by this Agreement and the Plan. As of the Settlement Date for an Installment, all Covered Units attributable to such Installment (which have not previously been forfeited or cancelled) and which do not become distributable pursuant to this Paragraph 6 shall be immediately forfeited. 7. Change in Control. This Performance Stock Award is not subject to the Everest Group Ltd. Executive Change of Control Plan. In the event of a Change in Control, the Corporation may elect to (a) continue this Performance Stock Award subject to the terms of this Agreement and this Plan and subject to such adjustments, if any, by the Committee as permitted by Section 9 of the Plan; or (b) terminate this Performance Stock Award and distribute shares of Stock that have been earned as determined in accordance with the next sentence of this Paragraph 7. In the event that the Corporation chooses to terminate this award and make a distribution of shares of Stock as provided in clause (b) of the previous sentence (in which case the Change in Control is a “Vesting Change in Control”), the thirty-day anniversary of the Vesting Change in Control shall be the Settlement Date for purposes of Paragraph 6, and the number of

10 shares of Stock to be delivered pursuant to Paragraph 6 shall be calculated for Installments for which the Performance Period (as determined in accordance with Paragraph 3(a)) ended prior to the Vesting Change of Control based on the Performance Percentage for such Installment determined pursuant to subparagraphs (a), (b) or (c) of Paragraph 4, as applicable; and for Installments for which the Performance Period (as determined in accordance with Paragraph 3(a)) did not end prior to the Vesting Change in Control based on a Performance Percentage equal to 100%. For a Change in Control, other than a Vesting Change in Control, pursuant to which the Corporation has elected to continue this Performance Stock Award subject to the terms of this Agreement pursuant to clause (a) of this Paragraph 7, the Performance Percentage for each Installment on the Settlement Date for purposes of Paragraph 6 shall be determined as follows: (i) for each Installment for which more than or equal to two-thirds (2/3) of the Performance Period (as determined in accordance with Paragraph 3(a)) has elapsed prior to the Change in Control, the Performance Percentage shall be determined pursuant to the terms of subparagraphs (a), (b) or (c) of Paragraph 4, as applicable to any such Installment, based on actual performance during the Performance Period (as determined in accordance Paragraph 3(b)); and (ii) for each Installment for which less than two-thirds (2/3) of the Performance Period (as determined in accordance with Paragraph 3(a)) has elapsed prior to the Change in Control, the Performance Percentage shall equal 100%. 8. Dividend Equivalent Rights and Voting Rights. (a) If, during the Restricted Period, a [cash] dividend is paid with respect to a share of Stock, then upon the Settlement Date for the Covered Units earned by the Participant, the Participant shall be entitled to receive a payment in cash (subject to Paragraph 10) equal to the product of (i) the amount of cash dividends actually paid with respect to a share of Stock from the Grant Date through the Settlement Date (as may be adjusted subject to Section 9 of the Plan) and (ii) the total number of shares of Stock actually earned by the Participant in respect of Covered Units under Paragraph 6 (“Dividend Equivalent Rights”). For the avoidance of doubt, Dividend Equivalent Rights shall be payable only for shares of Stock that are actually earned in respect of Covered Units and shall not be payable on in respect of any Covered Units that are forfeited pursuant to Paragraphs 4 or 5. (b) The Participant shall not be a shareholder of record with respect to the Covered Units and shall have no voting rights with respect to the Covered Units during the Restricted Period

11 or prior to the delivery of shares of Stock pursuant to this Agreement. The Participant shall be a shareholder of record with respect to any Restricted Shares granted to the Participant pursuant to Exhibit A. 9. Section 457A of the Code Conversion of Units. If the Covered Units for an Installment would otherwise constitute nonqualified deferred compensation subject to Code section 457A and the date on which such Covered Units are no longer treated as subject to a substantial risk of forfeiture for purposes of Code section 457A occurs prior to the Settlement Date or a Vesting Change in Control, the terms of Exhibit A shall apply for such Installment. Transferability. Except as otherwise provided by the Committee, the Performance Stock Unit Award (and Covered Units or Restricted Shares subject to this award) may not be sold, assigned, transferred, pledged, or otherwise encumbered. (a) The Participant acknowledges that, regardless of any action taken by the Corporation or the Employer, the ultimate liability for any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld (if any) by the Corporation or the Employer. The Participant further acknowledges that the Corporation and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Covered Units, including, but not limited to, the grant, vesting, or settlement of the Covered Units, the subsequent sale of shares of Stock acquired pursuant to such settlement and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Covered Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Corporation and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. (b) Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Corporation and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Corporation and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable

12 withholding obligations with respect to all Tax-Related Items by one or a combination of the following: (i) requiring the Participant to make a payment in a form acceptable to the Corporation; (ii) withholding from the Participant’s wages or other cash compensation payable to the Participant by the Corporation and/or the Employer; (iii) withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Covered Units either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Participant’s behalf pursuant to this authorization without further consent); (iv) withholding in shares of Stock to be issued upon settlement of the Covered Units; or (v) any other method of withholding determined by the Corporation and, to the extent required by applicable law or the Plan, approved by the Committee. (c) The Corporation may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Stock), or if not refunded, the Participant may seek a refund from the local tax authorities to the extent the Participant wishes to recover any over-withheld amounts in the form of a refund. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Corporation and/or the Employer. If the obligation for Tax- Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Participant will be deemed to have been issued the full number of shares of Stock subject to the settled Covered Units, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax-Related Items. The Corporation may refuse to issue or deliver shares of Stock, or the proceeds of the sale of shares of Stock, if the Participant fails to comply with the Participant’s obligations in connection with the Tax- Related Items. 11. Transferability. Except as otherwise provided by the Committee, the Performance Stock Unit Award (and Covered Units or Restricted Shares subject to this award) may not be sold, assigned, transferred, pledged, or otherwise encumbered.

13 12. Merger or Consolidation. In the event of a merger or consolidation to which the Corporation is a party, or of any other acquisition of a majority of the issued and outstanding shares of Stock involving the exchange or a substitution of the stock of an acquiring corporation for Stock, or of any transfer of all or substantially all of the assets of the Corporation in exchange for the stock of an acquiring corporation, a determination as to whether the stock of the acquiring corporation so received shall be subject to the restrictions set forth in this Agreement shall be made solely by the acquiring corporation. However, such determination shall in no way affect the rights of the Participant as defined in the Plan. 13. No Right to Continued Employment. Nothing herein shall be interpreted as forming or amending an employment or service agreement with the Corporation or any Subsidiary or affiliate of the Corporation nor obligate the Corporation or any Subsidiary or affiliate of the Corporation to continue the Participant’s employment for any particular period or on any particular basis of compensation. 14. Burden and Benefit. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Participant and his executors or administrators, heirs, and personal and legal representatives. 15. Execution. No person shall have any rights under this Award unless and until the Participant has executed and delivered this Agreement to the Corporation. By executing this Award Agreement, the Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates. 16. Modifications. No change or modification of this Agreement shall be valid unless it is in writing and signed by the parties hereto. 17. Entire Agreement. This Agreement, together with the Plan, sets forth all of the promises, agreements, conditions, understandings, warranties, and representations, oral or written, express or implied, between the parties hereto with respect to the Covered Units. The terms and conditions of the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control. 18. Genders. The use of any gender herein shall be deemed to include the other gender and the use of the singular herein shall be deemed to include the plural and vice versa, wherever appropriate. 19. Compliance with Sections 409A and 457A of the Code. The distribution of shares of Stock and any associated Dividend Equivalent Rights made pursuant to this Agreement are intended to be interpreted and operated to

14 the fullest extent possible so that such distributions shall be exempt from the requirements of Section 409A and Section 457A of the Internal Revenue Code of 1986, as amended (the “Code”). It is intended that the distribution of shares of Stock and any associated Dividend Equivalent Rights will in any event be made pursuant to the terms of this Agreement to the Participant within the period necessary to satisfy the exemption from Section 409A of the Code for short-term deferrals set forth in Treas. Reg. §l.409A-l(b)(4)(i) (which generally requires that payment be made not later than the fifteenth day of the third month after the end of the year in which the amount is no longer subject to a substantial risk of forfeiture as defined for purposes of Section 409A of the Code). It is also intended that the distribution of shares of Stock and any associated Dividend Equivalent Rights will in any event be made pursuant to the terms of this Agreement to the Participant within the period necessary to satisfy the exemption from Section 457A of the Code for short-term deferrals set forth in Section 457A(d)(3)(B) (which generally requires that payment be made not later than the end of the year following the year in which such amount is no longer subject to a substantial risk of forfeiture as defined for purposes of Section 457A of the Code), or if they will not be distributed within that period, then they will be subject to Paragraph 9 and Exhibit A. To the extent that the distributions of shares of Stock and any associated Dividend Equivalent Rights made pursuant to this Agreement are deferred compensation subject to (but not otherwise exempt from) Section 409A of the Code, this Agreement is intended to be interpreted and operated to the fullest extent possible so that the distribution of shares of Stock and any associated Dividend Equivalent Rights pursuant to this Agreement shall comply with the requirements of Section 409A of the Code. Distributions of shares of Stock and any associated Dividend Equivalent Rights pursuant to this Agreement triggered by a termination of employment that are deferred compensation subject to (but not otherwise exempt from) Section 409A of the Code shall not be made unless such termination of employment constitutes a separation from service within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement to the contrary, if the Participant is a “specified employee” on the date of his or her separation from service within the meaning of Section 409A of the Code and Treasury Regulation l.409A-l(h), distributions under this Agreement due to a separation from service that are deferred compensation subject to (but not otherwise exempt from) Section 409A of the Code that would otherwise be paid or provided during the six-month period commencing on the separation from service, will be deferred until the first day of the seventh month following the separation from service if such deferral is necessary to avoid the additional tax under Section 409A of the Code. Each distribution of shares of Stock and any associated Dividend Equivalent Rights pursuant to an Installment under this Agreement shall in each case be designated as a “separate payment” within the meaning of Section 409A of the Code. Distributions of shares of Stock that are deferred compensation

15 subject to (but not otherwise exempt from) Section 409A of the Code shall not be accelerated on a Vesting Change of Control pursuant to Paragraph 7(b) unless the Vesting Change in Control also satisfies the definition of “change in control event” as set forth in Treas. Reg. 1.409A-3(i)(5) and the distribution of such shares of Stock is consistent with Treas. Reg. l.409A- 3(j)(4)(ix)(B). 20. Notices. Any and all notices required herein shall be addressed: (i) if to the Corporation, to the principal executive office of the Corporation; and (ii) if to the Participant, to his or her address as reflected in the stock records of the Corporation. 21. Electronic Delivery and Participation. The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation. 22. Waiver. The Participant acknowledges that a waiver by the Corporation of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by me or any other participant. 23. Governing Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New Jersey. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of New Jersey, and no other courts, where this grant of the Covered Units is made and/or to be performed. 24. Country-Specific Terms and Conditions. Notwithstanding any provisions in this Agreement, the grant of the Covered Units shall be subject to any additional terms and conditions for the Participant’s country set forth in Exhibit B. Moreover, if the Participant relocates to one of the countries included in Exhibit B, the additional terms and conditions for such country will apply, to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit B constitutes part of this Agreement.

16 25. Imposition of Other Requirements. The Corporation reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Covered Units and on any shares of Stock acquired under the Plan, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 26. Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted. IN WITNESS WHEREOF, the Corporation and the Participant have executed this Agreement as of the day and year first written above. Everest Group, Ltd. By:__________________________ Employee Name

17 EXHIBIT A SECTION 457A OF THE CODE If the Covered Units for an Installment would otherwise constitute nonqualified deferred compensation subject to Code section 457A and the date on which the Covered Units are no longer treated as subject to a substantial risk of forfeiture for purposes of Code section 457A (“457A Delivery Date”) occurs prior to the Settlement Date or a Vesting Change in Control, then, in addition to the terms of the Agreement and the Plan, the terms of this Exhibit A shall apply to such Installment. A-1. 457A Delivery Date. On the 457A Delivery Date, the Participant shall receive distribution of shares of Stock that remain subject to the restrictions otherwise imposed by the Plan and this Agreement (including, without limitation, the forfeiture provisions of this Section A-1 and the transfer restrictions of Section 9) (such shares of Stock subject to forfeiture and transfer restrictions referred to as the “Restricted Shares”). The number of Restricted Shares to be distributed on the Section 457A Delivery Date with respect to any Installment for which the Certification Date will occur on or after the 457A Delivery Date shall be determined by multiplying (i) the number of Covered Units attributable to that Installment (which have not previously been forfeited or cancelled) by (ii) 2.00. Upon the Certification Date with respect to an Installment that occurs on or after the 457A Delivery Date, the number of Restricted Shares that are earned by the Participant shall be determined by multiplying the number of Restricted Shares attributable to that Installment, as determined in accordance with the immediately preceding sentence, by a fraction, where the numerator is the Performance Percentage applicable to such Installment determined by the Committee in writing on the Certification Date in accordance with Paragraph 4 of the Agreement for such Installment (for the Performance Period applicable to such Installment, determined in accordance with Paragraph 3), and the denominator is 200. Restricted Shares attributable to an Installment which are not earned on the Certification Date for the Installment shall immediately be forfeited. On the Settlement Date with respect to any Installment, the Restricted Shares which have been earned by the Participant on the applicable Certification Date shall become vested and nonforfeitable and free of all restrictions otherwise imposed by this Agreement (except that the shares of Stock shall remain subject to the terms of this Agreement expressly applicable after the Settlement Date). Restricted Shares which do not become vested shares of Stock in accordance with the foregoing shall be forfeited as of the Settlement Date. Notwithstanding anything herein to the contrary, if the Participant’s Date of Termination occurs due to (i) the Participant’s termination of employment [due to Retirement, (ii) the Participant’s termination of employment] for Good Reason, if applicable to the Participant, or (iii) the Corporation’s termination of the Participant’s employment for any reason other than for Due Cause prior to a Change in Control,

18 the Restricted Shares shall be immediately forfeited if (i) prior to the Settlement Date for such Shares, the Participant engages in a Detrimental Activity or (ii) the Participant fails to sign and not revoke a general release and waiver of all claims against the Corporation such that the release is effective within the sixty-day period as required by Paragraph 5 of the Agreement. A-2. Cancellation of Covered Units. As of the 457A Delivery Date, all Covered Units (which have not previously been settled, forfeited or cancelled) shall be cancelled. A-3. Dividends. To the extent that Restricted Shares granted pursuant to this Exhibit A have not otherwise been forfeited or cancelled after the 457A Delivery Date, dividends paid with respect to such Restricted Shares with respect to record dates occurring on or after the 457A Delivery Date of such Restricted Shares shall be used to purchase additional Restricted Shares subject to the same vesting conditions as the original Restricted Shares to which such dividends relate.

19 EXHIBIT B COUNTRY-SPECIFIC TERMS AND CONDITIONS Certain capitalized terms used but not defined in this Exhibit B have the meanings set forth in the Plan and/or in the Agreement. Terms and Conditions This Exhibit B includes additional terms and conditions that govern the Covered Units granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the Covered Units, the Corporation shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant. Notifications This Exhibit B may also include information regarding securities laws, exchange controls, and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of [March 2025]. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information in this Exhibit B as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Covered Units are settled or the Participant sells shares of Stock acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Corporation is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to Participant’s situation. Finally, if the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the Covered Units, the notifications contained herein may not be applicable to the Participant in the same manner. ALL COUNTRIES Terms and Conditions Nature of Award. In accepting the Covered Units, the Participant acknowledges and agrees to the following: (a) The Plan is established voluntarily by the Corporation, it is discretionary in

20 nature and it may be modified, amended, suspended or terminated by the Corporation at any time, to the extent permitted by the Plan. (b) The grant of the Covered Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Covered Units, or benefits in lieu of Covered Units, even if Covered Units have been granted in the past. (c) All decisions with respect to future Covered Units or other grants, if any, will be at the sole discretion of the Corporation. (d) The Participant is voluntarily participating in the Plan. (e) The Covered Units and any shares of Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of- service payments, bonuses, long-service options, pension, holiday pay, retirement benefits, or similar payments. (f) The Covered Units and the shares of Stock subject to the Covered Units, and the income from and value of same, are not intended to replace any pension rights or compensation. (g) Unless otherwise agreed with the Corporation in writing, the Covered Units and the shares of Stock subject to the Covered Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or affiliate of the Corporation. (h) The future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty. (i) No claim or entitlement to compensation or damages shall arise from termination of the Covered Units or diminution in value of the shares of Stock subject to the Covered Units and the Participant irrevocably releases the Corporation and any Subsidiary or affiliate of the Corporation from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim. (j) No claim or entitlement to compensation or damages shall arise from forfeiture of the Covered Units resulting from the Participant’s termination of employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is providing service or the terms of the Participant’s employment or service agreement, if any). (k) Neither Corporation nor Subsidiary or affiliate of the Corporation shall be liable for any foreign exchange rate fluctuation between the Participant’s

21 local currency and the United States Dollar that may affect the value of the Covered Units, the calculation of any applicable Tax-Related Items, or of any amounts due to the Participant pursuant to the settlement of the Covered Units or the subsequent sale of the shares of Stock acquired pursuant to the Covered Units. Language. The Participant acknowledges that they are proficient in the English language, or has consulted with an advisory who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement or any other document related to the Units translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable law. Foreign Asset/Account, Exchange Control and Tax Reporting. There may be certain exchange control, tax, and/or foreign asset/account reporting requirements which may affect the Participant’s ability to acquire or hold shares of Stock or cash received from participating in the Plan (including proceeds from the sale of shares of Stock and the receipt of any dividends paid on shares of Stock) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to comply with such regulations, and the Participant should speak to a personal advisor on this matter. Insider Trading/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the Participant’s country, which may affect the Participant’s ability to accept, acquire, sell, or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., the Covered Units) or rights linked to the value of shares of Stock under the Plan during such times as the Participant is considered to have “inside information” regarding the Corporation (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (a) disclosing the inside information to any third party, and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Corporation insider trading policy. Neither the Corporation nor any Subsidiary or affiliate of the Corporation will be responsible for such restrictions or liable for the failure on the Participant’s part to know and abide by such restrictions. The Participant should consult with their own personal legal advisers to ensure compliance with local laws.

22 Data Privacy. The following data privacy terms govern the grant of the Covered Units under the Plan if the Participant resides in the European Economic Area, the European Union, Switzerland or the United Kingdom: (a) Data Collected and Purposes of Collection. The Participant understands that the Corporation, acting as the controller, as well as the Employer or any Subsidiary or affiliate of the Corporation, will process, to the extent permissible under applicable law, certain personal information about the Participant, including name, home address and telephone number, information necessary to process the Covered Units (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all equity awards granted, canceled, vested, unvested or outstanding in the Participant’s favor, and where applicable Termination Date and reason for termination, any capital shares or directorships held in the Corporation (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”). The Data is collected from the Participant, and from the Corporation and any Subsidiary or affiliate of the Corporation, for the purpose of implementing, administering, and managing the Plan pursuant to its terms. The legal basis (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan pursuant to this Agreement between the Participant and the Corporation, and in the Corporation’s legitimate interests to comply with applicable non-EU laws when performing, administering and managing the Plan, subject to the Participant’s interest and fundamental rights. The Data must be provided in order for the Participant to participate in the Plan and for the parties to this Agreement to perform their respective obligations hereunder. If the Participant does not provide Data, the Participant will not be able to participate in the Plan and become a party to this Agreement. (b) Transfers and Retention of Data. The Participant understands that the Data will be transferred to and among the Corporation and any Subsidiary or affiliate of the Corporation, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above, which are necessary to allow the Corporation to perform this Agreement. The Participant understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where the Corporation and any Participating Corporation or their service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If the Corporation and any Subsidiary or affiliate of the Corporation make transfers of Data outside of the European Economic Area, those transfers will be made solely to the extent necessary to perform this Agreement and take necessary actions in connection with such performance. In addition, service providers may commit to provide

23 adequate safeguards for the transferred Data, such as the EU-U.S. Data Privacy Framework or standard contractual clauses approved by the European Commission. In that case, the Participant may obtain details of the transfers by contacting the Participant’s human resources representative. (c) The Participant’s Rights in Respect of Data. The Participant has the right to access the Participant’s Data being processed by the Corporation or any Subsidiary or affiliate of the Corporation as well as understand why the Corporation or any Subsidiary or affiliate of the Corporation is processing such Data. Additionally, subject to applicable law, the Participant is entitled to have any inadequate, incomplete, or incorrect Data corrected (that is, rectified). Further, subject to applicable law, and under certain circumstances, the Participant may be entitled to the following rights in regard to the Participant’s Data: (i) to object to the processing of Data; (ii) to have the Participant’s Data erased, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of the Participant’s Data so that it is stored but not actively processed (e.g., while the Corporation assesses whether the Participant is entitled to have Data erased); and (iv) to port a copy of the Data provided pursuant to this Agreement or generated by the Participant in a common machine-readable format. To exercise the Participant’s rights, the Participant may contact the Participant’s human resources representative. The Participant may also contact the relevant data protection supervisory authority, as the Participant has the right to lodge a complaint. The following data privacy terms govern the grant of the Covered Units under the Plan if the Participant resides outside the European Economic Area, the European Union, Switzerland and the United Kingdom: (aa) Consent. The Participant voluntarily consents to the collection, processing, maintenance, use, disclosure, and transfer to the United States and other jurisdictions, in electronic or another form, of certain information about the Participant, including name, home address and telephone number, information necessary to process the Covered Units (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all equity awards granted, canceled, vested, unvested or outstanding in the Participant’s favor, and where applicable Termination Date and reason for termination, any capital shares or directorships held in the Corporation (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”) by and among the Corporation and any Subsidiary or affiliate of the Corporation for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan. (bb) International Transfer of Data. The Participant understands that Data will be transferred to one or more service provider(s) selected by the Corporation, which may assist the Corporation with the implementation, administration, and management of the Plan. The Participant understands that the

24 recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than the Participant’s country. The Participant understands that if the Participant resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting in writing the Participant’s human resources representative. The Participant authorizes the Corporation and any other possible recipients that may assist the Corporation (presently or in the future) to transfer the Participant’s Data for purposes of implementing, administering, and managing the Plan. The Corporation’s legal basis, where required, for the transfer of Data is the Participant’s consent. (cc) Retention of Data. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, including to maintain records regarding participation. The Participant understands that if the Participant resides in certain jurisdictions, to the extent required by applicable law, the Participant may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting the Covered Units, in any case without cost, by contacting in writing the Participant’s human resources representative. (dd) Consent Voluntary. The Participant understands that the Participant is providing these consents on a purely voluntary basis. If the Participant does not consent or later seeks to revoke their consent, the Participant’s engagement as a service provider with the Corporation or the Employer will not be adversely affected; the only consequence of refusing or withdrawing consent is that the Corporation will not be able to grant the Covered Units or other equity awards to the Participant under the Plan or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing consent may affect the Participant’s ability to participate in the Plan (including the right to retain the Covered Units). The Participant understands that they may contact the Participant’s human resources representative for more information on the consequences of refusing to consent or withdrawing consent. AUSTRALIA Terms and Conditions Tax Treatment. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Covered Units granted under the Plan, such that the Covered Units are intended to be subject to deferred taxation. Notifications Securities Law Notification. The offer of the Covered Units is being made under Division 1A, Part 7.12 of the Corporations Act (Cth). If the Participant offers shares of Stock for

25 sale to a person or entity resident in Australia, the Participant’s offer may be subject to disclosure requirements under Australian law. The Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements. Exchange Control Notification. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of the Participant. If there is no Australian bank involved in the transfer, the Participant will be required to file the report. The Participant should consult with their personal advisor to ensure compliance with applicable reporting requirements. CANADA Terms and Conditions Settlement of Covered Units. The following provisions supplements Paragraph 6 of the Agreement: The Covered Units will be settled by the issuance of shares of Stock and not by the issuance of cash or a combination of cash and shares of Stock, notwithstanding any discretion to settle the Covered Units in cash under Section 5(d) of the Plan. Date of Termination. The following provision replaces the second paragraph of subparagraph 1(f) of the Agreement: For purposes of the Covered Units, the termination of the Participant’s employment will be considered to occur as of the earliest of: (i) the date that the Participant’s employment relationship with the Corporation or any Subsidiary or affiliate of the Corporation is terminated, or (ii) the date that the Participant receives notice of the termination of employment, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where the Participant is providing service or the terms of the Participant’s employment or service agreement, if any. The Participant will not earn or be entitled to any pro- rated vesting for that portion of time before the date on which the Participant’s right to vest (if any) terminates, nor will Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the Covered Units under the Plan, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if any applicable vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for lost vesting. Notifications Securities Law Notification. The Participant is permitted to sell shares of Stock acquired through the Plan through the designated broker appointed by the Corporation, provided the resale of shares of Stock acquired under the Plan takes place outside Canada, including, if applicable, through the facilities of a stock exchange on which the shares of Stock are listed. The shares of Stock are currently listed on the New York Stock Exchange.

26 Foreign Asset/Account Reporting Notification. Canadian residents are required to report any foreign property (e.g., shares of Stock acquired under the Plan and possibly unvested Covered Units) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds a certain legally designated amount at any time in the year. Thus, the Covered Units must be reported - generally at a nil cost - if the legally designated cost threshold is exceeded because of other foreign specified property the Participant holds. When shares of Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB would ordinarily equal the fair market value of the shares of Stock at the time of acquisition, but if other shares of Stock are also owned, this ACB may have to be averaged with the ACB of the other shares. It is the Participant’s responsibility to comply with these reporting obligations, and the Participant shall consult with their personal tax advisor in this regard. FRANCE Terms and Conditions Covered Units Not Tax-Qualified. The Covered Units are not intended to qualify for specific tax or social security treatment in France. Language Consent. By accepting the Covered Units, the Participant confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language. The Participant accepts the terms of those documents accordingly and confirms that Recipient has a good knowledge of the English language. En acceptant l’Attribution, le Participant confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Participant a une bonne maîtrise de la langue anglaise. Notifications Securities Law Notification. The grant of Covered Units under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France. Foreign Asset/Account Reporting Notification. The Participant may hold shares of Stock acquired upon vesting/settlement of the Covered Units, any proceeds resulting from the sale of shares of Stock or any dividends paid on such shares of Stock of France, provided the Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return. Failure to complete this reporting may trigger penalties for the Participant. SWITZERLAND Notifications Securities Law Notification. Neither this document nor any other materials relating to the Covered Units constitute a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), and neither this document nor any other materials relating to the Covered Units may be publicly distributed nor otherwise made

27 publicly available in Switzerland to any person other than an employee of the Corporation. Neither this document nor any other offering or marketing material relating to the Covered Units have been or will be filed with, or approved or supervised by, any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).